SUB-ITEM
77Q1:
Exhibits

FEDERATED
INDEX
TRUST
AMENDMEN
T #19
TO THE
RESTATED
AND
AMENDED
DECLARATI
ON OF
TRUST
Dated May 19,
2000

	THIS
Restate
d and
Amend
ed
Declar
ation
of
Trust
is
amend
ed as
follows
:

	Strike
the first
paragraph of
Section 5 ?
Establishment
and Designation
of Series or
Class of Article
III ?
BENEFICIAL
INTEREST
from the
Declaration of
Trust and
substitute in its
place the
following:

      Section
5.
Establishment
and Designation
of Series
or Class.
Without limiting
the authority of
the Trustees set
forth in
Article XII,
Section 8, inter
alia, to establish
and designate
any additional
Series or Class
or to modify the
rights and
preferences of
any existing
Series or Class,
the Series shall
be, and are
established and
designated as:
F
e
d
e
r
a
t
e
d

M
a
x
-
C
a
p

I
n
d
e
x

F
u
n
d
C
l
a
s
s

C

S
h
a
r
e
s
C
l
a
s
s

R

S
h
a
r
e
s
S
e
r
v
i
c
e

S
h
a
r
e
s
I
n
s
t
i
t
u
t
i
o
n
a
l

S
h
a
r
e
s
F
e
d
e
r
a
t
e
d

M
i
d
-
C
a
p

I
n
d
e
x

F
u
n
d
I
n
s
t
i
t
u
t
i
o
n
a
l

S
h
a
r
e
s
S
e
r
v
i
c
e

S
h
a
r
e
s


The undersigned
hereby
certify that the
 above-stated
Amendment is a true
and correct Amendment
to the Declaration
 of Trust, as adopted by

the Board of
Trustees at a
 meeting on the
10th day of
November, 2011, to
 become effective
on January 4, 2012.

	Witness
the due
execution
this 10th day
of
November,
2011.


/s/
John
F.
Dona
hue
/s/
Charle
s F.
Mansf
ield, Jr	.
John
F.
Dona
hue
Charle
s F.
Mansf
ield,
Jr.


/s/
Nich
olas
P.
Const
antak
is
/s/ R.
James
Nichol
son
Nich
olas
P.
Const
antak
is
R.
James
Nichol
son


/s/
John
F.
Cunn
ing
ham
/s/
Thom
as M.
O?Nei
l	l
John
F.
Cunn
ingha
m
Thom
as M.
O?Nei
ll


/s/ J.
Chris
tophe
r
Dona
hue
/s/
John
S.
Walsh
J.
Chris
tophe
r
Dona
hue
John
S.
Walsh


/s/
Maur
een
Lally
-
Gree
n
/s/
James
F.
Will
Maur
een
Lally
-
Gree
n
James
F.
Will


/s/
Peter
E.
Madd
en

Peter
E.
Madd
en